POWER OF ATTORNEY FOR ANNUAL REPORT ON FORM 10-K

Each of the undersigned directors of Duluth Holdings Inc. (the “Corporation”) hereby designates and appoints Stephen L. Schlecht, Stephanie L. Pugliese and David Loretta, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead to sign for the undersigned and in the undersigned’s name in the capacity as a director of the Corporation the Corporation’s Annual Report on Form 10-K for the year ended January 28, 2018, and to file the same, with all exhibits thereto, other documents in connection therewith, and any amendments to any of the foregoing, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned’s substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Annual Report on Form 10-K, on one or more counterparts, as of the 22nd day of February, 2018.

/s/ Stephen L. Schlecht/s/ Stephanie L. Pugliese

Stephen L. SchlechtStephanie L. Pugliese

/s/ E. David Coolidge III/s/ Thomas G. Folliard

E. David Coolidge IIIThomas G. Folliard

/s/ Francesca M. Edwardson/s/ C. Roger Lewis

Francesca M. EdwardsonC. Roger Lewis

/s/ William E. Ferry/s/ Brenda I. Morris

William E. FerryBrenda I. Morris

/s/ David C. Finch

David C. Finch